Exhibit 10.5.2

Paragon Commercial Corporation
Paragon Commercial Bank
Amendment of the
Change-In-Control Agreement

This Amendment of the Change-In-Control Agreement is entered into and shall be effective as of May 20, 2014 (the “Effective Date”), by and between Paragon Commercial Corporation, a North Carolina corporation, Paragon Commercial Bank, a North Carolina state-chartered commercial bank and wholly-owned subsidiary of Paragon Commercial Corporation (hereby referred to collectively as “Paragon”), and Matthew C. Davis, an executive of the Bank (the “Executive”).

Whereas, the Executive and Paragon entered into a Change-In-Control Agreement dated March 28, 2013 (the “Agreement”) that includes a Section 16 Noncompete that conditions severance payments due under the Agreement if the Executive terminates employment involuntarily or for Good Reason following a change in control upon the Executive not competing with Paragon for a specified period of time following termination of employment (the “Noncompete Obligation”), and

Whereas, Section 11 of the Agreement provides that the Agreement may be amended by written amendment signed by Paragon and the Executive, and

Whereas, the Executive and Paragon wish to amend the Agreement so that, as of the Effective Date, the Agreement shall not include a Noncompete Obligation for the Executive.

Now Therefore, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and Paragon hereby agree that the Agreement is hereby amended as of the Effective Date to delete in its entirety Section 16 Noncompete of the Agreement.

In Witness Whereof, Paragon Commercial Corporation, Paragon Commercial Bank, and the Executive have executed this Amendment to the Agreement as of the Effective Date.

Paragon Commercial Corporation

By:	/s/ Robert C. Hatley
Robert C. Hatley
Its: President and Chief Executive Officer

Paragon Commercial Bank

By:	/s/ Robert C. Hatley
Robert C. Hatley
Its: President and Chief Executive Officer

Executive

By:	/s/ Matthew C. Davis
Matthew C. Davis